UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 13, 2003

TELIK, INC.

(Exact name of registrant as specified in its chapter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Gateway Boulevard South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (650) 244-9303

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On February 13, 2003, Telik, Inc. (the “Company”) announced its fourth quarter and year-end 2002 financial results, key accomplishments during 2002 and early 2003 and the expansion of its management team. In addition, the Company announced a lower net loss per share for the fiscal year ended December 31, 2001 due to a recalculation of its weighted number of shares outstanding. A copy of the press release with respect to these matters is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.    Financial Statements, Pro Form Financial Information and Exhibits

(c)    Exhibits

Number	Description

99.1

Press Release entitled “Telik Announces Fourth Quarter and Year-End 2002 Financial Results Thursday February 13, 4:02 pm ET Company Also Announces Lower Net Loss Per Share for Fiscal Year Ended December 31, 2001 Due to Recalculation of Weighted Number of Shares Outstanding,” dated February 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Date: February 14, 2003	/s/ CYNTHIA M. BUTITTA
Cynthia M. Butitta, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1

Press Release entitled “Telik Announces Fourth Quarter and Year-End 2002 Financial Results Thursday February 13, 4:02 pm ET Company Also Announces Lower Net Loss Per Share for Fiscal Year Ended December 31, 2001 Due to Recalculation of Weighted Number of Shares Outstanding,” dated February 13, 2003.